SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): August 20, 1997

         USAA Income Properties III Limited Partnership
     (Exact name of registrant as specified in its charter)

      Delaware                  0-13772          74-2356253
(State or other jurisdiction  (Commission    (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)

8000 Robert F. McDermott Fwy., IH 10 West, Suite 600,
San Antonio, Texas                              78230-3884
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:(210) 498-7391

                              N/A
 (Former name or former address, if changed since last report)

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Item 5. Other Events.

        On August 20, 1997, a purported class action lawsuit (the "Lawsuit"), which was filed in the Superior Court of the State of Arizona, was served upon USAA Real Estate Company, USAA Properties I, Inc. ("RELP GP I"), USAA Properties II, Inc. ("RELP GP II"), USAA Properties III, Inc. ("RELP GP III"), USAA Properties IV, Inc. ("RELP GP IV", together with RELP GP I, RELP GP II and RELP GP III, the "RELP GPs"), certain other affiliated entities and the individual members of the boards of directors of each of the RELP GPs. American Industrial Properties REIT (the "Trust") was also named as a defendant. The suit alleges among other things, breaches of fiduciary duty in connection with the transactions contemplated by merger agreements entered into by USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively the "RELPS") and the Trust, dated as of June 30, 1997, whereby each RELP would be merged with and into the Trust (collectively, the "Merger").

        The Lawsuit seeks, among other things, to enjoin the consummation of the Merger and damages, including attorneys' fees and expenses. The defendants believe that the plantiffs' claims are without merit and intend to defend vigorously against the Lawsuit.

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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


USAA INCOME PROPERTIES III
LIMITED PARTNERSHIP (Registrant)

BY:  USAA Properties III, INC.,
     General Partner




September 2, 1997  BY:/s/Martha J. Barrow
                      Martha J. Barrow
                      Vice President -
                      Administration and
                      Finance/Treasurer

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